Exhibit 10.56

CONFIDENTIAL TREATMENT REQUESTED

INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN

REQUESTED IS OMITTED AND NOTED WITH “****”. AN UNREDACTED VERSION

OF THIS DOCUMENT HAS ALSO BEEN PROVIDED TO THE SECURITIES AND

EXCHANGE COMMISSION.

Execution Version

CONFIDENTIAL

LICENSE AND DISTRIBUTION AGREEMENT

THIS AGREEMENT FOR LICENSE AND DISTRIBUTION OF CARDIOLITE AND NEUROLITE is effective as of the 1st day of January, 2013 by and between Lantheus Medical Imaging, Inc., a Delaware corporation, with its principal place of business at 331 Treble Cove Road, North Billerica, Massachusetts 01862, U.S.A. (formerly known as Bristol-Myers Squibb Medical Imaging, Inc., hereafter referred to as “LMI”), and FUJIFILM RI Pharma Co., Ltd., a corporation of Japan, with its principal place of business at 14-1, Kyobashi 2-chome, Chuo-ku, Tokyo 104-0031 Japan (formerly known as Daiichi Radioisotope Laboratories, Ltd., hereinafter referred to as “FRI”).

WITNESSETH:

WHEREAS, the parties entered into a License and Distribution Agreement effective as of January 1, 2003 (as amended by the parties, hereinafter referred to as the “Prior Agreement”), which is scheduled to expire on December 31, 2012.

WHEREAS, the parties desire to continue the marketing and sale of Cardiolite® and Neurolite® products after the Prior Agreement has expired.

WHEREAS, as a result of mutual consultation, LMI and FRI have decided to conclude a new agreement under the terms and conditions set forth in this Agreement with regard to the products.

NOW, THEREFORE, the parties agree as follows:

Article 1.                        (Definitions)

As used in this Agreement:

1.1                   “Adverse Experience” or “AE” shall have the meaning set forth in the Safety Data Exchange Agreement (“SDEA”) attached hereto as Attachment 1.

1.2                   “Affiliate” shall mean any person, firm or corporation which controls, is controlled by or is under common control with LMI or FRI as the case may be, with “control” to mean ownership, directly or indirectly of 50% or more of voting stock of the subject entity.

1.3                   “Cold Kit Product” means a a pharmaceutical product for the Preparation of either technetium Tc-99m sestamibi for injection (“Cardiolite Kit”) or technetium Tc-99m bicisate for injection (“Neurolite Kit”) manufactured according to the marketing approval granted to FRI by the MHLW and the Quality Agreement for the Cardiolite Kit or Neurolite Kit, respectively.

1.4                   “ECD Ligand” means ****, a raw material to manufacture “Neurolite PFS Injection” which FRI has obtained marketing approval by the MHLW.

1.5                   “Defect” or “Defective” means Products that do not meet specifications for such Product, as stipulated on the Quality Agreement.

1.6                   “Effective Date” means January 1, 2013.

1.7                   “Know-How” means any and all **** information relating to the Products and PFS Products developed by LMI and delivered to FRI pursuant to the Prior Agreement between the same parties (and their predecessors), including such information relating to the **** of the Products and PFS Products, and further including but not limited to **** of the Products and PFS Products ****, and such other information as FRI determines is needed for FRI to succeed in the marketing, sale and distribution of the Finished Products.  For the avoidance of doubt, the parties acknowledge and understand that FRI has developed certain **** information relating to the Products and PFS Products which is FRI’s know how and confidential information and subject to the confidentiality provisions set forth in this Agreement. The parties further acknowledge and understand that information available in the public domain is excluded from both Know-How and FRI’s Confidential Information, as described in Section 13.1 of this Agreement.

1.8                   “Ligand” means MIBI Ligand and ECD Ligand, collectively.

1.9                   “MHLW” means the Ministry of Health Labor and Welfare.

1.10            “MIBI Ligand” means ****, a raw material to manufacture “Cardiolite PFS Injection” which FRI has obtained marketing approval by the MHLW.

1.11            “Net Sales” shall mean sales revenue of FRI for all PFS Products and/or all Cold Kit Products sold during the term of this Agreement in the Territory by FRI, less, where appropriate:

(i)                         discounts, rebates and/or credits ****; and

(ii)                      value-added taxes and other taxes of a similar nature that are included in the gross invoice price paid to FRI.

1.12            “PFS Products” means a sterile solution of MIBI Ligand or ECD Ligand complexed with technetium Tc-99m for sale in unit dose syringes, referred to herein as “Cardiolite PFS Injection” and “Neurolite PFS Injection” respectively.

1.13            “Product or Products” shall mean Cold Kit Product and Ligands, collectively.

1.14            “Product Registration or Product Registrations” means the import and marketing authorizations for Cold Kit Product, the import authorizations for Ligand, and the manufacturing and marketing authorizations for PFS Products, issued by the MHLW.

1.15            “Quality Agreement” means the separate written agreement between the parties regarding Good Manufacturing Control and Quality Control of the Products in accordance with the Good Quality Practice regulation of the Pharmaceutical Affairs Law in Japan defining the pharmaceutical and certain operational responsibilities of each party with respect to the quality and Manufacturing of the Products. In the event of any express conflict or inconsistency between this Agreement and the Quality Agreement regarding the relationship between the quality organizations of the parties, the terms of the Quality Agreement will control.

1.16            “Safety Data Exchange Agreement” or “SDEA” means the separate written agreement between the parties regarding the guidelines and procedures for the provision of medical information; the receipt, recordation, exchange, communication, and submission of safety information associated with the use of the Products; and the receipt, recordation, exchange, communication, investigation and submission of product quality complaints agreed separately between the parties. In the event of any express conflict or inconsistency between this Agreement and the SDEA regarding the guidelines and procedures for such safety data, the terms of the SDEA will control. The form of SDEA as of the Effective Date is provided hereunder in Attachment 1.

1.17            “Serious Adverse Experience” or “Serious AE” shall have the meaning set forth in the SDEA.

1.18            “Territory” means Japan.

1.19            “Trademarks” means the trademarks Cardiolite® and Neurolite® and their literal transliteration in the Japanese language, and the trademark applications and registrations thereof in Japan as listed in Schedule 1 attached hereto.

Article 2.                        (Grant of Distribution Right)

2.1                   LMI hereby grants to FRI, an exclusive, non-transferable and royalty-bearing right to market, sell, and distribute the Cold Kit Products supplied by LMI and the PFS Products, which are manufactured by FRI from Ligand supplied by LMI (collectively referred to hereafter as the “Finished Products”) in the Territory under the licenses set forth in Section 3.1 hereunder.  FRI hereby accepts such grant and agrees to use commercially reasonable efforts to market, sell, and distribute the Finished Products in the Territory in a manner consistent with its efforts under the previous agreements between the parties and their predecessors (e.g., using generally the same commercial channels and methods and exercising the same degree of effort and diligence), reasonably taking into consideration any significant changes to the market conditions for the Finished Products in the Territory including, but not limited to, ****.

2.2                   FRI shall purchase from LMI **** percent (****%) of FRI’s requirements for the Products for sale in the Territory.  LMI agrees to use commercially reasonable efforts to fill all orders received from FRI pursuant to this Agreement subject to its ability to obtain sufficient quantities of the Products as provided hereunder in Section 5.6.

2.3                   Each Product supplied by LMI to FRI hereunder will meet the specifications set forth in the Quality Agreement.  All Finished Products manufactured by FRI hereunder shall conform to the applicable product specifications set forth in the Quality Agreement.

Article 3.                        (Grant of Right to Use Know-How)

3.1                    LMI hereby grants to FRI, ****, an exclusive, non-transferable, and royalty-bearing license to practice LMI Know-How in the Territory,

(i)                           to import and sell Cold Kit Product supplied by LMI,

(ii)                        to use Ligand supplied by LMI to make PFS Products, and

(iii)                     to make, use and sell Finished Products, including PFS Products which uses or otherwise incorporates the Know-How.

3.2                   Nothing herein shall be construed to grant any right or license in the Know-How to FRI other than those rights specifically set forth herein.  FRI understands that the rights granted herein in no way affect LMI’s ownership of the Know-How and that upon termination of this Agreement, FRI’s right to use the Know-How shall cease.  FRI further acknowledges and agrees that the rights granted herein are valuable and that FRI shall not, ****, dispute or contest, directly or indirectly, LMI’s right and title to such intellectual property or the validity thereof.

Article 4.                        (Grant of Right to Use Trademarks)

4.1                    LMI hereby grants to FRI a non-transferable, exclusive and **** license in the Territory to use the Trademarks in connection with the sale of the Finished Products.  LMI shall use commercially reasonable efforts to maintain the Trademarks in good standing.  In the event that either party should become aware of any potential or alleged infringement or action for infringement, the party concerned shall notify the other party, and LMI shall decide and implement a strategy to protect the Trademarks, if necessary, at LMI’s reasonable expense.  Nothing herein shall authorize the use by FRI of the Trademarks in countries outside the Territory where the Trademarks have not been licensed to FRI.

4.2                    FRI agrees that, subject to the terms of this Agreement, it shall use the Trademarks only upon and in connection with the sale of the Finished Products.  FRI further agrees to keep effective control over such manufacturing procedure and the nature and quality of Finished Products covered by the Trademarks.

4.3                    FRI will only market the Finished Products using the Trademarks during the term of the license granted hereunder.  The license of the Trademarks granted hereunder shall terminate upon termination of this Agreement as set forth in Article 15 hereof or at such time as LMI discontinues the sale to FRI of any Products.  Upon the termination of each such license, FRI will cease all use of the Trademarks.

4.4                    FRI agrees that at all times the Trademarks shall be used in accordance with good trademark practice, consistent with the standards used under the Prior Agreement, including notation of the fact that the Trademarks are registered trademarks of LMI and use of the appropriate notice of registration, legend, or symbol wherever permitted or required by the applicable local law.  The parties agree that LMI shall be able to monitor good trademark practices using its inspection rights under Article 10.

4.5                    FRI shall not make any use or take any action with respect to the Trademarks to prejudice or infringe LMI’s rights thereto and shall forthwith, upon objection by LMI, desist from any use thereof or action therewith which is in violation of this Agreement or which is to the detriment of the Trademarks.

4.6                    In the event of any claim or litigation by a third party alleging that any Trademark imitates or infringes a trademark or trade name of such third party or is invalid, FRI shall promptly give notice of such claim or litigation to LMI which shall assume responsibility for any cost and control of the handling, defense or settlement thereof, and FRI shall assist in such handling and defense as requested by LMI.

4.7                    All FRI advertising, sales promotion material, labeling, and container labels displaying the Trademarks shall display an appropriate legend clearly designating FRI as the manufacturer of PFS Products so advertised or sold.  In addition, all such material, labeling and packaging for Finished Products shall include the LMI logo and “licensed by Lantheus Medical Imaging, Inc.” in both Japanese and English, to the extent legally permissible and applicable.

4.8                    Nothing herein shall be construed to grant any right or license to FRI to use any other LMI trademarks or trade names, other than the Trademarks.

4.9                    The rights granted to FRI under this Agreement to use the Trademarks shall in no way affect LMI’s ownership of such Trademarks.  Upon termination of this Agreement, the right of FRI to use the Trademarks shall cease.

4.10             After the Effective Date of this Agreement, FRI will use the Trademarks in strict accordance with the instructions given by LMI, and shall refrain from making any changes in connection therewith without first obtaining LMI’s written consent.

Article 5.                        (Selling Price and Supply of Products)

5.1                    Subject to the terms and conditions of this Agreement, FRI shall purchase from LMI, and LMI shall sell to FRI, the Products, at the selling prices which are set forth in Schedule 2 attached hereto, provided that, in the event of any considerable change in ****, the parties will negotiate in good faith a change to the then-current selling prices, ****.  For purposes of this Agreement, “considerable change” shall include any **** change(s) exceeding **** percent (****%).

5.2                    LMI will use commercially reasonable efforts to supply FRI quantities of the Products as follows:  FRI will provide LMI with an initial volume forecast setting forth FRI’s anticipated quantity and delivery requirements for the forthcoming **** (****) **** on ****, and with updated volume forecasts on a **** basis thereafter.  FRI will submit firm written purchase orders to LMI not less than **** (****) days in advance of the desired date of shipment; provided, however, that the quantities provided in any forecast by FRI within **** (****) days of delivery will be considered firm orders from FRI.  No order shall be binding upon LMI unless such order is (i) consistent with the most recent forecast within **** (****) days of delivery and (ii) accepted in writing by LMI, with LMI’s confirmation of the expected delivery dates.  For the avoidance of doubt, LMI shall use commercially reasonable efforts to accept FRI’s Firm Order with its full quantity if it is consistent with the forecast within **** (****) days of delivery.  FRI can increase or decrease its firm order quantities only with LMI’s prior agreement and LMI may adjust its shipping quantities with FRI’s prior agreement.  Both parties shall accommodate reasonable change requests from the other.

5.3                    Products will be shipped **** (INCOTERMS 2010), with title passing to FRI at ****.  FRI will import the Products and pay any ****.  FRI will be responsible for all **** incurred after arrival of the Products at the ****.

5.4                    Products sold and paid for under this Agreement shall not be returnable in any event, unless the Products have been found to be Defective.

5.5                    LMI will use commercially reasonable efforts to supply FRI with the quantity of **** reasonably required by FRI **** for regulatory and compliance testing purposes, provided, however, the number of **** will be subject to renegotiation if there is a change in the applicable regulatory requirements.  In addition, notwithstanding the foregoing, LMI shall supply FRI with **** reasonably required by FRI **** for the purpose of validation or verification of a new manufacturing site or a change of manufacturing procedure and/or test procedures, the cost of which shall otherwise be **** responsibility.  For the purpose of this provision, the Products reasonably required by FRI for regulatory and compliance testing purposes means the Products that FRI is required by the applicable regulatory authorities in Japan and/or FRI voluntary plans to test for quality and regulatory compliance purposes only.  Such Product will not be used for commercial sales.  FRI will make available the results of such testing to LMI promptly after completion, upon LMI’s written request.

5.6                    The parties acknowledge and agree that LMI’s obligations under this Agreement to supply Product are conditioned on LMI’s ability, using commercially reasonable efforts, to be supplied with Product and components thereof from third parties.  If LMI fails to supply FRI with the Product set forth in a Firm Order for any reason, the parties shall discuss in good faith commercially reasonable options to resolve the supply failure and/or to minimize the impact of the supply failure****.  FRI has a right to ****.

Article 6.                        (Payment for Products)

FRI shall pay LMI for Products by ****.  All invoices and payments shall be in **** and all such payments shall be made by wire transfer in immediately available funds to an account designated by LMI.

Article 7.                       (Payment of Royalties for Grant of Licenses and Reports)

7.1                   Subject to the exception under Section 7.4, commencing as of the Effective Date, FRI shall pay to LMI royalties on the Net Sales of the Finished Products in the Territory, at the royalty rates provided in Schedule 3.

7.2                   For the purpose of calculating such royalty payments, FRI’s Net Sales shall be cumulated for each **** period ended on ****, respectively (each **** referred to herein as a “Royalty Period”); provided, however, that FRI hereby agrees to provide to LMI a timely and accurate monthly report that sets forth the Net Sales for each calendar month not later than **** (****) days after the end of each **** in the Royalty Period.

7.3                   FRI shall pay the royalties for each applicable Royalty Period by **** of such applicable Royalty Period.  All payments shall be in **** and all such payments shall be made by wire transfer in immediately available funds to an account designated by LMI.

7.4                   Notwithstanding the foregoing, the parties acknowledge and agree that Products in FRI’s inventory as of **** shall remain subject to the terms of the Prior Agreement (i.e., such Product will remain subject to the then-current **** unit prices).  The parties acknowledge that the Finished Products manufactured from the Products in FRI’s inventory as of **** shall be **** under this Agreement.  Such inventory will be sold by FRI using a **** method.

Article 8.                        (Withholding of Taxes, Etc. on License Fee)

Any income and other taxes which may be imposed upon any of the payments to be made by FRI to LMI under this Agreement by virtue of the applicable taxation laws of Japan shall be for the account of ****; provided, however, that any such taxes as shall be paid by **** on behalf of **** to the pertinent tax authorities shall be evidenced by an appropriate certificate or other evidence issued by such authorities.  ****will cooperate with ****to execute procedures for LMI to file the application form of income tax convention with Japan National Tax Agency.

Article 9.                        (Reports)

9.1                    Subject to any other provision of this Agreement, each party will provide the other with all information relevant to the promotion of the Finished Products within a reasonable time after such information becomes known to the party or has been requested by the other party, provided that such information is not received from any independent third party under a secrecy obligation.

9.2                   Each party shall comply with the requirements set forth in the SDEA reporting requirements concerning Adverse Experiences and Serious Adverse Experiences.

9.3                   Each party shall comply with the requirements set forth in the Quality Agreement reporting requirements concerning discontinuation of manufacturing, selling, recall, disposal and other actions taken by the parties to prevent the onset or spread of risk to public health and hygiene.

Article 10.                 (Inspections)

10.1            LMI will have the right, at reasonable intervals and on prior notice, to inspect FRI’s facilities used in the manufacturing, packaging, storage, testing, shipping or receiving of the Products and Finished Products.  Representatives of LMI will have access during audits to all documents, records, reports, data, procedures, facilities, regulatory submissions and all other information solely related to the Products and Finished Products and required to be maintained by applicable government regulations.  LMI shall have the right to observe from time to time the manufacture, packaging and quality control testing of the Products by FRI.  In addition, LMI shall have the right to audit data, reports and all other information with regard to FRI’s sales of the Finished Products.  The information LMI obtains through such inspection may be FRI’s Confidential Information (as defined below) and subject to LMI’s confidentiality obligation set forth herein.

10.2            FRI will have the right, at reasonable intervals and on prior notice, to inspect facilities set forth in the Quality Agreement. Representatives of FRI will have access during audits to all documents, records, reports, data, procedures, facilities, regulatory submissions and all other information solely related to the Products and required to be maintained by applicable government regulations (including, but not limited to, ****) in accordance with the Quality Agreement.  The information FRI obtains through such inspection may be LMI’s Confidential Information (as defined below) and subject to FRI’s confidentiality obligation set forth herein.

Article 11.                 (LMI and FRI Responsibilities)

11.1            The parties agree that they will optimize the distribution and sale of the Finished Products in connection with the commercial activities described below:

(a)                                 LMI and FRI shall activate the prior formed joint **** committee (“****”).  The **** will consist of equal numbers of representatives of each party and will meet from time to time, at mutually agreeable times and locations, to discuss **** of the Finished Products in Japan, as well as **** response in the **** and other matters of mutual interest.  Additional representatives of each party or the parties, in addition to members of the JMC, may attend such meetings at the invitation of either party.

(b)                                 From time to time, the **** shall develop and formulate **** plans for specified periods which shall set forth **** relating to the Finished Products.

(c)                                  Neither party shall have any responsibility for the hiring, firing, or compensation of the other party’s employees or for any employee benefits.  No employee or representative of a party shall have any authority to bind or obligate the other party to this Agreement for any sum or in any matter whatsoever, or to create or impose any contractual or other liability on the other party without said party’s authorized written approval.

(d)                                 LMI shall have the right to comment upon and make recommendations to FRI regarding****, which recommendations FRI shall thoroughly evaluate and consider.

(e)                                  Each party shall bear its own costs associated with its participation in the ****.

(f)                                   FRI shall comply with all laws, rules, regulations, reporting requirements and guidelines for good distribution practices in the Territory, including, but not limited to, those covering the importation, sale, advertising and promotion of, and the payment for, the Products.  In addition, FRI acknowledges that LMI is a U.S. corporation and it is the policy of LMI and its Affiliates to comply at all times with the Foreign Corrupt Practices Act of 1977, as amended, U.S. export control regulations, and any other applicable laws and regulations of similar effect.  FRI agrees to abide by such laws and regulations and to certify such compliance to LMI in writing as reasonably requested by LMI.

(g)                                  LMI shall comply with all laws, rules, regulations, reporting requirements and guidelines for good manufacturing practices in the United States, as specified by the U.S. Food and Drug Administration.

(h)                                 The parties acknowledge that it is the obligation of both LMI and FRI to maintain a stable supply of the marketing authorized pharmaceuticals to be covered by the National Health Insurance System in the Territory.

11.2            FRI will visually inspect all delivered Products and perform all other required and necessary quality tests of the delivered Products after arrival at its production facility.  Except as otherwise provided in this Agreement or the Quality Agreement, LMI and FRI shall have the joint right and responsibility to take such actions with respect to Finished Products as would normally be done in accordance with accepted business practices and legal requirements to obtain and maintain the authorization and/or ability to market a major pharmaceutical product in the Territory, including, without limitation, the following:

(a)                                 maintaining a stable supply of the Finished Products;

(b)                                 responding to product complaints and medical information relating Finished Products;

(c)                                  handling all returns of Finished Products;

(d)                                 handling all recalls of Finished Products;

(e)                                  communicating with any governmental agencies and satisfying their requirements regarding the authorization and/or continued authorization to market Finished Products in commercial quantities in the Territory; and

(f)                                   entering into a separate Quality Agreement in compliance with governmental requirements for the importation of the Products.

11.3             LMI and FRI agree to reciprocally inform each other of any AE or Serious AE or product quality complaint associated with the Products or the Finished Products promptly pursuant to the terms of the Safety Data Exchange Agreement or Quality Agreement, as applicable.

Article 12.                 (Warranties and Indemnification)

12.1             Each party warrants and represents to the other party that it has the full right and authority to enter into this Agreement, and that it is not aware of any impediment that would inhibit its ability to perform its obligations under this Agreement.

12.2             LMI warrants that the Products shall conform to the specifications provided in the Quality Agreement for such products and shall be free from Defects for **** (****) days from the date of sale to FRI.  If any such Defects are detected within **** (****) days from the date of sale, as FRI’s exclusive remedy for such breach of warranty, LMI shall use commercially reasonable efforts to promptly replace of the Defective Products.  Subject to the Provisions of Article 12 hereof, LMI MAKES NO OTHER WARRANTIES, EXPRESSED OR IMPLIED, WITH REGARD TO THE PRODUCTS.  LMI EXPRESSLY AND SPECIFICALLY DISCLAIMS ANY WARRANTY OR MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.  NEITHER PARTY SHALL BE LIABLE FOR SPECIAL OR INCIDENTAL DAMAGES.

12.3             LMI shall indemnify and hold FRI, its parent companies, affiliates and subsidiaries, and the officers, directors and employees of each of them, harmless from any and all liability, including liability for death or personal injury, and costs, losses and expenses, including reasonable attorneys’ fees, that stem from any acts or omissions of LMI in connection with its duties and obligations hereunder, including as they relate to the manufacture of the Products, or from LMI’s breach of any provision of this Agreement.

12.4             FRI shall indemnify and hold LMI, its parent companies, affiliates and subsidiaries, and the officers, directors and employees of each of them, harmless from any and all liability, including liability for death or personal injury, and costs, losses and expenses, including reasonable attorneys’ fees, that stem from any acts or omissions of FRI in connection with its duties and obligations hereunder, including as they relate to the distribution, promotion and/or secondary manufacture of the Finished Products, or from FRI’s breach of any provision of this Agreement.

Article 13.                 (Confidentiality)

13.1             All Confidential Information, as defined hereinafter, disclosed by or on behalf of a party (the “Disclosing Party”) and received by the other party (the “Receiving Party”) shall be held in confidence by the Receiving Party.  From and after the Effective Date of this Agreement, subject to Section 13.2 and except as otherwise contemplated by this Agreement, the Receiving Party shall not, and shall cause its Affiliates and its and their respective directors, managers, employees, independent contractors, subcontractors, agents, lender or consultants (“Representatives”) not to, directly or indirectly, disclose, reveal, divulge or communicate the Confidential Information (as hereinafter defined) of the Disclosing Party to any third party other than Representatives of the Receiving Party or of its Affiliates who reasonably need to know such information in the performance of their responsibilities under this Agreement.  The Receiving Party shall not use the Confidential Information for any purpose other than in connection with exercising its rights and fulfilling its obligations hereunder.  The Receiving Party and its Affiliates and Representatives shall use the same degree of care to prevent and restrain the unauthorized use or disclosure of the Confidential Information of the Disclosing Party as they currently use for their own confidential information of a like nature, but in no event less than a reasonable standard of care.  “Confidential Information” means, with regard to a Disclosing Party, any confidential information, data, material or documents of such party and its Affiliates relating to this Agreement or the transactions contemplated hereunder, irrespective of the form of communication, and all notes, analyses, compilations, data, translations, studies, memoranda, operating procedures or other documents prepared by the Receiving Party or its Affiliates or their Representatives that contain or otherwise reflect such information, data, material or documents;

provided, however, that “Confidential Information” does not include, and there shall be no obligation hereunder with respect to, information, data, material or documents that (i) are or become generally available to the public, other than as a result of a disclosure by the Receiving Party and its Affiliates and Representatives not otherwise permissible hereunder, (ii) the Receiving Party can demonstrate was or became available to the Receiving Party from a source other than the Disclosing Party and its respective Affiliates, or (iii) are developed independently by the Receiving Party and its Affiliates and Representatives without reference to the Confidential Information of the Disclosing Party; provided, however, that, in the case of clause (ii), the source of such information, data, material or documents was not known by the Receiving Party to be bound by a confidentiality agreement with, or other contractual, legal or fiduciary obligation of confidentiality to, the Disclosing Party and its Affiliates and Representatives with respect to such information, data, material or documents.  Confidential Information shall not be deemed within the foregoing exceptions if (i) specific information is merely embraced by more general information in the public domain or the Receiving Party’s possession, or (ii) it constitutes a combination which can be reconstructed from multiple sources in the public domain or the Receiving Party’s possession, none of which shows the whole combination of the Confidential Information.  The obligations of this paragraph shall survive **** (****) years following the term of this Agreement.

13.2             If the Receiving Party or its Affiliates are requested or required (by oral question, interrogatories, requests for information or documents, subpoena, civil investigative demand or similar process) by any court of competent jurisdiction or by a judicial, administrative, legislative or regulatory body or committee to disclose or provide any Confidential Information of the Disclosing Party, the Receiving Party shall use all reasonable efforts to provide the Disclosing Party with written notice of such request or demand as promptly as practicable under the circumstances so that the Disclosing Party shall have an opportunity to seek an appropriate protective order.  The Disclosing Party receiving such request or demand agrees to take, and cause its Representatives to take, at the requesting party’s expense, all other reasonable steps necessary to obtain confidential treatment or to resist or narrow such request.  Subject to the foregoing, the Receiving Party may thereafter disclose or provide any such Confidential Information, as the case may be, to the extent required by applicable law (as so advised by counsel); it being understood that LMI shall have the right to file this Agreement with the U.S. Securities and Exchange Commission to the extent it reasonably determines such filing is required under applicable laws or regulations, and that LMI shall use commercially reasonable efforts to seek confidential treatment of pricing and other competitively sensitive information.

13.3             Title and rights to, and emanating from, the ownership of all Confidential Information disclosed under this Agreement shall remain vested in the Disclosing Party.  Upon written request of the Disclosing Party, except as otherwise contemplated by this Agreement, the Receiving Party shall return promptly to the Disclosing Party or, with the prior written consent of the Disclosing Party, destroy all written materials and documents in their possessions, made available or supplied by the Disclosing Party to the Receiving Party that contains Confidential Information together with any copies thereof.

13.4             The parties further acknowledges and agrees that the disclosure of the Disclosing Party’s Confidential Information without the express written consent of the Disclosing Party may cause irreparable harm to the Disclosing Party, and that any breach or threatened breach of this Agreement by the Receiving Party will entitle the Disclosing Party to seek injunctive relief, in addition to any other legal remedies available to it, in any court of competent jurisdiction.

Article 14.                 (Product Liability)

14.1             Both parties shall make best efforts to obtain safety information regarding Finished Products as well as products similar to Finished Products, and shall provide such information to the other party in accordance with the SDEA and Quality Agreement.

14.2             In the event that either party becomes aware of any harm, including death, sickness or adverse social consequences, caused by or attributable to a Finished Product (hereinafter called “Damage”) or has any good reason to believe that Damage may have occurred or is likely to occur, such party shall give prompt written notice thereof to the other party.  Thereupon, the parties shall mutually cooperate in the taking of prompt and appropriate measures to limit the actual or potential Damage to a minimum in order to control or prevent the expansion of such Damage, and shall further cooperate in the investigation of the cause of such Damage.

14.3             LMI shall provide FRI with sufficient, precise and state-of-the-art information in the English language that will be necessary for FRI to prepare appropriate package inserts including, but not limited to, instructions and warnings, in the Japanese language that satisfy the requirements of the applicable laws of the Territory.

14.4             In the event of the occurrence of any Damage to users caused by any safety problem regarding a Product arising from LMI’s manufacture thereof, or any inadequate instructions or warnings from LMI (limited to such instructions or warnings originating from LMI) regarding the use of a Finished Product except as otherwise set forth herein, LMI shall be solely responsible for any claim from such Damage, and shall be liable for the entire compensation payable therefor.  If for any reason whatsoever FRI makes payment for such compensation on behalf of LMI, or incurs any cost for preventative measures taken under Section 14.2 above, or for damage control measures, LMI shall promptly indemnify FRI in full for such payments and costs.

14.5             As between the parties, FRI shall be solely liable for any Damage arising from storage, transportation, or manufacture by FRI in the Territory of any Product or Finished Product, and shall hold LMI harmless and indemnified in that respect at all times.  In the event that FRI is found to be contributorily liable for causing Damage to the user of any Finished Product, FRI shall be liable jointly with LMI, for payment of the compensation and the costs set forth above in proportion to FRI’s share of that liability.  If for any reason whatsoever LMI makes payment for such compensation on behalf of FRI, or incurs any cost for preventative measures taken under Section 14.2 above, or for damage control measures, FRI shall promptly indemnify LMI in full for such payments and costs.

14.6             In the event that any suit is filed by any user of a Finished Product against FRI and/or LMI on the basis of any Damage sustained by such user, both parties shall mutually cooperate to defend such suit through the use of any appropriate means including, but not limited to, intervention in the suit.  With regard to the bearing of the costs and expenses incurred in connection therewith including, but not limited to, reasonable attorney’s fees, the provisions of Sections 14.4 and 14.5 above shall apply mutatis mutandis.

Article 15.                 (Term and Termination)

15.1            This Agreement shall be for a term of ten (10) years from Effective Date unless terminated earlier under this Agreement, provided that, unless either party gives to the other party a notice of termination at least **** (****) days prior to the expiration of this Agreement, it shall be automatically renewed for **** (****) **** periods, and the same shall apply thereafter.

15.2            Either party may terminate this Agreement as follows:

(a)                       In the event that any stipulation or provision of this Agreement is breached by one party, the other party may, upon **** (****) days’ written notice to the breaching party terminate this Agreement.  However, if such breach is corrected within the **** (****) day period, and there are not unreimbursed damages resulting from the breach, this Agreement shall continue in force.

(b)                       Should one party (1) become insolvent or unable to pay its debts as they mature, or (2) make an assignment for the benefit of creditors, or (3) permit or procure the appointment of a receiver for its assets, or (4) become the subject of any bankruptcy, insolvency or similar proceeding, then the other party may, at any time thereafter, on written notice to the first party, effective immediately, terminate this Agreement.

(c)                        Upon agreement of the parties to early terminate this Agreement.

15.3            Termination of this Agreement shall not relieve FRI of any obligation to make payment of any sum due to LMI pursuant to Articles 6 and 7 herein, and shall not relieve the Receiving Party of any liability for damages to the Disclosing Party resulting from the unauthorized disclosure or use of any Know How, Confidential Information or Trademarks.  Termination of this Agreement shall not terminate each parties rights and obligations under Articles 6, 7, 8, 9, 10, 12, 13, 14 and 15.

15.4            Should this Agreement terminate then, pursuant to Section 13.1, for a period not to exceed **** (****) years following the term of this Agreement, neither party shall use nor disclose any Confidential Information to any third party.  The Receiving Party shall return promptly to the Disclosing Party or, with the prior written consent of the Disclosing Party, destroy all written Confidential Information including Know-How transmitted to the Receiving Party pursuant to this Agreement, together with all copies or reproductions thereof or parts thereof.

15.5            In the event that this Agreement is terminated for any reason, FRI shall cease all importation of the Products and sales, distribution and manufacturing of the Finished Products, provided that FRI shall have the right to sell in accordance with the terms of this Agreement all unsold inventories of the Finished Products in FRI’s possession unless LMI shall exercise the option, by written notice to FRI on or before the effective date of such termination, to repurchase all of FRI’s remaining non-expired inventory of the Products at the original import price for such inventory purchased by FRI from LMI and request FRI to destroy at FRI’s costs such non-expired inventories of the Products in FRI’s possession and provide LMI with a certificate of destruction.

15.6            In the event of termination due to FRI’s breach, FRI agrees to transfer at a price agreed upon by both parties to LMI or its designee all Product **** and other **** or **** held by FRI necessary for continuous sale of Finished Products in the Territory.

Article 16.             (General Provisions)

16.1            Force Majeure

Neither party shall be responsible for failure or delay in performance of any obligation under this Agreement due to events or circumstances beyond its reasonable control (other than the payment of money) including but not limited to fire, flood, explosion, lightning, windstorm, earthquake, subsidence of soil, failure of machinery or equipment or supply of power due to other than any intentionally wrongful or grossly negligent act or omission by a party, court order or governmental interference, civil commotion, riot, war, strikes, labor disturbances, transportation difficulties, Act of God or any other cause similar thereto which is beyond the control of the parties, provided, such party promptly gives to the other party hereto written notice claiming force majeure and uses reasonable commercial efforts to eliminate the effect of such force majeure, insofar as is possible and with all reasonable dispatch.  Performance of any such obligation shall be suspended until events or circumstances constituting Force Majeure cease.

16.2            Notices

Except as otherwise set forth in this Agreement, all notices and other communications required or permitted shall be sent by facsimile or electronic mail (which have been designated by the parties in writing for such purpose) and confirmed by registered mail addressed to:

If to LMI:

Lantheus Medical Imaging, Inc.

331 Treble Cove Road

North Billerica, Massachusetts 01862, U.S.A.

Attn: Vice President, International

With a copy to:

Lantheus Medical Imaging, Inc.

331 Treble Cove Road

North Billerica, Massachusetts 01862, U.S.A.

Attn: General Counsel

If to FRI:

FUJIFILM RI Pharma Co., Ltd.

14-1, Kyobashi 2-chome

Chuo-ku, Tokyo 104-0031 Japan

Attn : Vice President, R&D

With a copy to:

FUJIFILM RI Pharma Co., Ltd.

14-1, Kyobashi 2-chome

Chuo-ku, Tokyo 104-0031 Japan

Attn: General Manager, R&D Planning and Licensing

or such other person or address as each party may furnish to the other in writing.

16.3            Assignability

Neither this Agreement nor the rights or licenses herein granted to FRI shall be assignable or otherwise transferable by a party (directly or indirectly, including by operation of law) to any third party (other than a third party assignee (i) at least ****% of which assignee is owned (and maintained), directly or indirectly, by the assigning party, and (ii) which assignee is capable of performing under, and agrees to be bound by, all of the terms and conditions of this Agreement as if an initial party thereto) without the prior written consent of the other party, except this Agreement shall be assignable to LMI’s successor-in-interest in connection with LMI’s merger, acquisition, sale of the business, sale of the business line related to the Products, reorganization, recapitalization or other change of control, provided that any successor-in -interest agrees to be bound by all of the terms and conditions of this Agreement as if an initial party thereto.

16.4            Governing Law

This Agreement shall be construed in accordance with the laws of Japan.

16.5            Dispute Resolution

16.5.1  Should any dispute arise hereunder, or in connection with herewith, the parties agree to consult each other in order to reach an amicable settlement.

16.5.2  In the event that any dispute between the parties cannot be resolved amicably, such dispute shall be finally solved by arbitration pursuant to the Japan-American Trade Arbitration Agreement of September 16, 1952.  The place of arbitration shall be Boston, Massachusetts, United States in case the arbitration is invoked by FRI, and Tokyo, Japan in case the arbitration is invoked by LMI.  The arbitration award shall be final and binding, and can be enforced by the enforcement judgment of the court of jurisdiction.

16.6            Entire Agreement

This Agreement, including all Schedules and Attachments referred to herein which form a part hereof, embody the entire Agreement and understanding of the parties in respect of the subject matter contained herein.  There are no restrictions, promises, warranties, covenants or undertakings other than those expressly set forth or referred to herein.  This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.  No amendment of this Agreement shall be valid unless in writing and signed by both parties.

16.7            Waiver

Failure of either party to object to a breach of nonperformance of any term of this Agreement shall not constitute a waiver of the party’s right to require a remedy of a subsequent or continuing breach of such term or to enforce the balance of this Agreement.

16.8            Risk of Loss

Risk of loss, damages, deterioration of the Products shall be at the responsibility of FRI upon ****.

16.9            Relationship between Parties

It is expressly agreed that the relationship between the parties established under this Agreement is solely that of licensor/licensee and buyer/seller.  It is understood that nothing in this Agreement constitutes FRI as the agent or legal representative of LMI or its affiliates for any purpose whatsoever.  FRI is not authorized to assume or create any obligation or responsibility, expressed or implied, on behalf of or in the name of LMI or its affiliates, or to bind LMI or its affiliates in any manner.

16.10     LMI’s Trademarks

Any LMI-owned trademarks used on the Products are and shall be the exclusive property of LMI or, as the case may be, an affiliate of LMI, and FRI shall not use or register any such trademark without prior written approval of the owner.

16.11     **** Products

During the Term of this Agreement, FRI agrees it shall not during the term of this Agreement, sell, directly or indirectly, any **** without first obtaining the express written consent of LMI.  For purposes of this Agreement, a “****” of **** shall include any product **** (including, but not limited to, any product which is categorized as **** for a marketing authorization application with **** in accordance with Japanese Pharmaceutical Affairs Law); provided, however, **** which have been authorized by MHLW and pre-approved for sale by the parties hereunder will not be restricted by the foregoing provision so long as the sale of such products remains subject to the terms of this Agreement (including, but not limited to, the royalties and purchase requirements set forth herein).

Article 17.             (Miscellaneous Provisions)

17.1            No license or right is granted by implication or otherwise with respect to any patent application or patent or Know-How except as specifically set forth herein.

17.2            LMI shall not be required to grant any right with respect to any patent application or patent or Know-How or furnish information as to which LMI shall incur financial or other liability to a third party, and no information shall be required to be furnished over governmental prohibition or objection.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement by their duly authorized representatives in duplicate on the date shown below but effective as of the Effective Date first written above.

LANTHEUS MEDICAL IMAGING, INC.

By:	/s/ Donald R. Kiepert
Name:	Donald R. Kiepert
Title:	President and CEO
Date:	12/28/12

FUJIFILM RI PHARMA CO., LTD.

By:	/s/ Yoshiro Kumano
Name:	Yoshiro Kumano
Title:	President & CEO
Date:	18 December, 2012

Schedule 1

Trademarks

Trademark	Registration No. (Appln. No.)	Registration Date (Filing Date)
CARDIOLITE	2212950 (87/57085)	February 23, 1990 (May 25, 1987)
CARDIOLITE In Katakana letters	2266312 (87/95714)	September 21, 1990 (August 25, 1987)
NEUROLITE With its Katakana letters	2286501 (88/36541)	November 30, 1990 (April 1, 1988)

Schedule 2

Selling Prices

Selling Prices for the Products are calculated in accordance with the unit price in the following table and are subject to the provisions in Article 5, 6 and 8.

****	****	****/kit
****	****	****/kit
****	****	****/g
****	****	****/g

Schedule 3

Royalty

Royalties from FRI to LMI are calculated in accordance with the following table based on the Net Sales and are subject to provisions in Article 7 and 8.

****	****		****		****		****
**** products	****	%	****	%	****	%	****	%
**** products	****	%	****	%	****	%	****	%

Attachment 1

Safety Data Exchange Agreement

between

Lantheus Medical Imaging

and

FUJIFILM RI PHARMA, CO., LTD

Regarding

The Product(s)
set forth in Appendix I

Revision Date: December 2012

I.     General Provisions

A.        Background

Lantheus Medical Imaging, Inc., having a business office at 331 Treble Cove Road, N. Billerica, MA 01862, and FUJIFILM RI Pharma Co., Ltd., having a business office at 14-1, Kyobashi 2-chome, Chuo-ku, Tokyo 104-0031 Japan (“MAH”), have entered into a business relationship related to the product(s) listed on Appendix I (hereinafter, collectively, referred to as the “Product(s)”).

LMI and the MAH have agreed to and hereby enter into this Safety Data Exchange Agreement (this “SDEA”) as of the date of the last signature hereto (the “Effective Date”) to set forth guidelines and procedures for (i) the provision of medical information, (ii) the receipt, recordation, exchange, communication, and submission of safety information associated with the use of the Product(s) (“Safety Data”), and (iii) the receipt, recordation, exchange, communication, investigation and submission of Product Quality Complaints (as defined below).  LANTHEUS and the MAH may hereinafter be collectively referred to as the “Parties”.

B.        Definitions and Terminology

For this document, ICH definitions are used.

Various terms are used by the Regulatory Agencies when referring to adverse events (AE), including adverse effect, adverse experience and unanticipated problems.  For the purpose of this SDEA the term Adverse Events will be used.

“Adverse Event” (AE) is defined as any untoward medical occurrence in a patient or clinical investigation subject administered a pharmaceutical product regardless of any causal relationship with the product, including, but not limited to, the following: an adverse event occurring in the course of the use of a drug product.  An AE may be a new unintended or unfavorable sign or symptom, a laboratory abnormality, or a worsening in severity or frequency of a pre-existing medical condition.  An AE may arise from use of the product within the terms of the marketing authorization, outside the terms of the marketing authorization or during occupational exposure.

In addition to AEs, the following types of safety reports (“Special Situations” or “SS”) are subject to the same terms as AEs within this SDEA, regardless of whether an AE actually occurred:

•      Use of product during pregnancy;

•      Adverse reactions in an infant during breastfeeding;

•      Reports on compassionate use/named patient use;

•      Lack of efficacy or effect;

•      Report of suspected transmission of infectious disease;

•      Reports of overdose (accidental or intentional), abuse, misuse or medication error; or

•      Occupational exposure.

“Awareness Date” is the date that MAH personnel first becomes aware of information on an AE associated with the use of a Product and determines that it meets the minimum criteria.  For the

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avoidance of doubt, the date will be determined according to the time zone of the location of such personnel at that moment.  The Awareness Date shall be counted as day zero for Safety Data exchange and regulatory reporting purposes.

“Minimum Criteria” are the four criteria that are required to record an AE in the safety database:

•      Identifiable patient (i.e., a reporter has confirmed the patient exists); patient identifiers are not required;

•      Identifiable reporter (at least the reporter type should be known, e.g., consumer or physician);

•      Adverse event (including events to be treated in the same manner, e.g., overdose, abuse, misuse, medication errors, occupational exposure, pregnancy, breastfeeding, or transmission of infectious agents); and

•      Identifiable drug (i.e., LMI brand name or active pharmaceutical ingredient where a brand name is not available).

“Product Quality Complaint” (PQC) is defined as an oral or written report, originating from an external or internal source, stating that a commercial product marketed by LMI is not meeting the customer’s expectations in relation to identity, quality, effectiveness or performance of the product.  Examples include a non-functioning device, a generator unable to elute, cracked or broken needles, a cracked vial, leakage of product into packaging prior to dosing, a piece of stopper in the vial, non-visualization of a target organ, or a product that arrives in damaged condition.

“Serious Adverse Event” (SAE) is an AE that is fatal, life-threatening, requires hospitalization or prolongs an existing hospitalization, results in- persistent or significant disability, is a congenital anomaly/birth defect or is medically significant.  Examples include hospitalization due to a heart attack, stroke, or a life-threatening allergic reaction.  Transmission of an infectious agent is always considered serious.

“Territory” shall mean the country of Japan, which is/are the country(ies) governed by this SDEA.

C.        Summary of Responsibilities

MAH shall be responsible for providing a medical information service; receipt, documentation and follow-up of AEs; receipt, documentation and follow-up of PQCs; for forwarding all AEs, PQCs, Special Situations, and other safety or quality related information to LMI to the contact points designated by LMI, for maintaining their own safety and quality databases, for trend analysis and issue management within the Territory and for reporting of such events per country or territory regulations.  MAH shall ensure that all of its distribution or marketing partners comply with the terms and conditions set forth herein.

LMI is responsible for forwarding international AEs and Special Situations to the MAH, and for maintaining the global safety database for the Products.

D.        Market Authorization Holder

The Marketing Authorization Holder (“MAH”) has the attendant accountabilities described in this SDEA.

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E.        Communications

The communications under the terms of this SDEA shall occur between the medical information, pharmacovigilance (PV) and/or quality systems and compliance offices of each Party, or the equivalents thereof, as set forth in Appendix II.  The Parties hereby agree that all communications shall be in English.  English translations of Safety Data and Product Quality Complaints within the scope of this SDEA shall be the responsibility of the Party that is sending such information.

F.        Confidentiality of Information/Privacy Laws

The Parties shall implement all reasonable physical, technical and administrative safeguards to protect medical information, Safety Data and PQC information governed by this SDEA from loss, misuse, and unauthorized access, disclosure, alteration or destruction and shall otherwise afford such information at least the same level of confidentiality treatment as the confidential information protected under the business agreements between the parties.  In addition, each Party shall collect, use and disclose Safety Data and PQC information governed by this SDEA solely for purposes as described in applicable legislation, and in compliance with all applicable privacy and data protection laws, rules, and regulations.  The Parties shall notify each other promptly of any unauthorized uses or disclosures of such information.

G.        Training

MAH agrees to ensure that all relevant personnel, including, but not limited to, relevant personnel of its affiliates and marketing partners, are sufficiently informed and trained on the terms and procedures outlined within this SDEA, including without limitation, the process for the receipt, recordation, exchange, communication and submission of Safety Data, PQC and medical information for the Product(s) and all relevant regulations and laws thereto. This training must include any sales representatives contracted by the MAH, as well as those responsible for providing medical information, pharmacovigilance and product quality complaint services.  MAH also agrees to document the aforementioned training activities, including the training material(s) used and make these documents reasonably accessible to LMI upon request.

LMI shall ensure that all relevant LMI personnel, including the Global Pharmacovigilance Agent, are trained in respect of this SDEA.

II.    Individual Case Safety Reports (ICSRs) Exchange

A.                        General Guidelines

As defined in section 1B, for the purpose of this SDEA, ICSRs shall include, but are not limited to, the following types of reports:  adverse events; adverse events associated with a product quality complaint; serious adverse events, or Special Situations (See Section 1 B).

ICSRs may originate from any source, such as healthcare professionals, regulatory authorities, consumers, patients, lawyers, and medical/scientific literature.  They may also be solicited reports such as those that are derived from organized data collection systems, such as clinical trials, registries, non-clinical studies (e.g., toxicological studies), post-approval named patient use programs, other support and disease management programs, surveys of patients or healthcare providers, or information gathering on efficacy or patient compliance.  MAH should attempt to obtain medical confirmation of ICSRs originating from non-healthcare professionals.

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The MAH shall use every effort to ensure that all ICSR reports meet the minimum criteria for a valid safety report.  Such reports shall conform to all applicable regulatory requirements and shall, at a minimum, include the following information: an identifiable reporter, the patient identifier/subject number, the adverse event(s), and the product(s) involved, as described in section 1B.  However, cases should be transmitted for processing even when the patient and/or the reporter have not been identified.  Each Party shall use every effort to obtain comprehensive information for all ICSR reports, including a causal assessment from the reporter.  Solicited reports should be clearly marked as being of solicited origin and must have an appropriate causality assessment by a healthcare professional.

LMI may seek additional queries for follow-up information on ICSRs (serious and non-serious), as necessary.  MAH shall be responsible for obtaining such follow-up information from within the Territory and shall document all attempts (including those that were unsuccessful) for the attainment of such requested follow-up information.

B.                                    Literature Screening

LMI shall be responsible for actively screening scientific and medical literature worldwide and will forward any ICSRs that are identified to the MAH. However, this action shall not limit the responsibility of the MAH to report to LMI, in accordance with the timeframes stipulated in Section III C, ICSRs, Special Situations and general safety information discovered by the review of local literature.  If Territory regulations require the reporting of ICSRs from the medical literature, the MAH will do so within the required reporting timelines. LMI’s literature screening activities do not replace the MAH’s accountability for such activities as MAH in the Territory.

C.                        Reporting AEs, SAEs, ICSRs and SS

The MAH will forward to LMI’s GPV Agent original source documents for Adverse Events, Serious Adverse Events, Individual Case Safety Reports (ICSRs), Special Situations and other safety-related information within five (5) calendar days.  MAH is responsible for providing an English translation for any source documents that are in another language.

If the MAH is responsible for preparing the CIOMS, it will also forward the completed CIOMS to LMI within 5 calendar days.  The following contact information should be used (or such other address, contact person, telephone number, facsimile number or e mail address as may subsequently be specified by LMI):

(i)             If MAH has access to the toll-free 800 number, reports shall be made using the following contact information:

Issue	Phone	Fax	Email
AE, SAE, ICSR or SS	800-343-7851	866-880-9343	lantheussafety@i3global.com

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(ii)            If MAH does not have access to the toll-free 800 number, reports shall be made using following contact information (with the appropriate country code):

Issue	Phone	Fax	Email
AE, SAE, ICSR or SS	1-978-667-9531	1-734-929-6688	lantheussafety@i3global.com

The Awareness Date and the MAH’s report reference number must be recorded on each report sent to LMI by MAH.  In the case of a follow-up report, the date of receipt of the follow-up information must be recorded in a similar manner.

If an ICSR is received after the close of business, and it is not discovered until the next business day, the awareness date is considered to be the next business day.

D.                        Reconciliation/Late Case Reporting

On a semi-annual basis, or at an alternate frequency determined by LMI; LMI shall provide to MAH all ICSRs that were received from MAH for the Product(s) during the preceding period from the date of the last report.  These ICSRs shall be used by MAH to confirm LMI receipt of reports sent by MAH.  MAH shall provide prompt written confirmation of such reconciliation to LMI,

In accordance with internal company procedure, MAH shall promptly review this report, and take appropriate action to ensure compliance with the timely forwarding of future reports to LMI.

III.      Regulatory Reporting Responsibilities

A.             Global Safety Database

LMI shall maintain the global safety database for the collection and maintenance of all ICSR data for the Product(s).  MAH will retain original source documents for each ICSRs reported, and will forward information on cases to LMI as per Section II C.

B.             General Guidelines

MAH shall be responsible submitting Individual Case Safety Reports (ICSRs) and aggregate safety reports to the applicable regulatory health authority(s) in the Territory.

C.            Regulatory Authority Inquiries

MAH shall notify LMI promptly if they become aware of any other adverse safety signal received from any source.

LMI and MAH shall agree an action plan for investigation and management of any of the above situations, if applicable.

The MAH shall notify LMI as soon as is practical but no later than three (3) business days after it receives any communication relating to pharmacovigilance or risk management activities (e.g., an inspection) from any regulatory authority in the Territory concerning the Product(s).  LMI shall have the opportunity to review and comment on any communications with the regulatory

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authority in the Territory relating to the Product(s), which comments will be considered and incorporated in good faith by the MAH.

IV.       Aggregate Safety Reports

LMI shall be responsible for the preparation of all aggregate safety reports for the Product(s). Such aggregate safety reports shall be prepared in accordance with applicable regulatory requirements, and shall include without limitation the Periodic Safety Update Report (PSUR) and the Periodic Adverse Drug Experience Report (PADER).  MAH shall provide, in a timely manner, all necessary data (e.g., regulatory status and safety actions that have occurred in the Territory(s), status of MAH-sponsored clinical trials for the Product(s), if applicable, Product sales data within the Territory) and any other assistance reasonably requested by LMI in connection with the preparation of aggregate safety reports.   The MAH will be responsible for submitting such reports per the regulatory requirements in the Territory.

V.            Product Quality Complaint Reporting

The reports for Product Quality Complaints should include the following information:

•                  Name and contact information of reporter

•                  Product/material name or description

•                  Lot number

•                  Number of defective units

•                  Potency (for radioactive products only)

•                  Number of complaint samples available for return

•                  Indication of whether a patient was dosed

•                  Description of the complaint condition

MAH also will provide any follow up information requested by LMI or its agent for purposes of conducting an investigation

All Product Quality Complaints or defects which come to the attention of MAH shall be forwarded to LMI, through its agent for global pharmacovigilance, in English or translated to English by a qualified translation service within one (1) business day (or to such other address, contact person, telephone number, facsimile number or e-mail address as may be specified by LMI).  LMI will investigate such PQCs as per Quality SOPs.

(i)             If MAH has access to the toll-free 800 number, reports shall be made using the following contact information:

Issue	Phone	Fax	Email
PQC	800-343-7851	866-880-9343	lantheussafety@i3global.com

(ii)            If MAH does not have access to the toll-free 800 number, reports shall be made using following contact information (with the appropriate country code):

Issue	Phone	Fax	Email
PQC	1-978-667-9531	1-734-929-6688	lantheussafety@i3global.com

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VI.       Medical Information

MAH shall answer and maintain a record of all medical information queries with respect to the Products in the Territory.  MAH is responsible for provision of a medical information service in accordance with applicable legislation and guidance in the Territory, which may require provision of a 24/7 service in some Territories.  MAH shall ensure that the contact information for the medical information service is published in usual literature appropriate to the Territory.

VII.  Additional Provisions

A.             Written Procedures

Each Party shall keep on file in their own manner, and in accordance with regulatory requirements, written SOPs, work practices, and all correspondence, documents, and any other information pertaining to the safety of the Product(s).  Further, in case the other Party makes any request concerning said information, each Party shall cooperate with and assist the other Party, within reason, by complying with the request.

B.             Audits

LMI has the right to request access to, with reasonable notification, all files, Standard Operating Procedures (SOPs), work practices, training material, training files and other documents of MAH pertaining to its obligations under this SDEA, and any pharmacovigilance activities performed for the Product(s).  Upon reasonable notification, LMI is entitled to conduct on-site audits in order to review MAH’s pharmacovigilance procedures and guidelines that require on-site evaluation.  On-site audits shall be limited to audit items pertaining to the Product(s) and procedures and responsibilities described and approved by the Parties in this SDEA.

C.            Measures Taken to Protect Public Health

MAH shall immediately inform LMI of any newly identified safety issue or signal, or any circumstance arising for the Product(s) in the Territory where an action may be required to protect public health.  Similarly, LMI will inform the MAH of any newly identified safety issue or signal, and action that may be required to protect public health in the Territory, even if such signal did not originate from the specific MAH.

D.            Record Keeping/Retention Policy

MAH shall maintain for an indefinite period of time, records of all Safety Data, including source data (if applicable) and any correspondence relating thereto.  MAH agrees to maintain records of all ICSRs submitted to LMI for processing and reporting to regulatory authorities.  Such records shall include source documents for each ICSR; the date the report was received by MAH; the date the report was submitted to LMI and the regulatory health authority, if applicable; the reference number and code of the report.

In the event that one of the Parties intends to destroy any such documentation, such Party shall notify the other Party reasonably in advance thereof.

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VIII.                     Terms of this SDEA

This SDEA supersedes any previous safety data exchange agreements and any amendments thereto between the Parties related to the Product(s) in the Territory.  Each Party, and its or their successors and assigns, is bound by its terms, and it is in effect unless and until both Parties agree to terminate this SDEA.  In the event that this SDEA or the Agreement is terminated, the Parties agree to implement the necessary procedures and practices to ensure that any outstanding pharmacovigilance or Product reporting obligations are fulfilled.

The Parties agree that in the event of a conflict between the terms of the business relationship between the parties and this SDEA, this SDEA shall control and govern with respect to the provision of medical information services, receipt, recordation, exchange, communication and/or submission of Safety Data for the Product(s), pharmacovigilance responsibilities related to the Product(s) or Product Quality Complaints.

Neither Party shall be required to adhere to any requirement set forth in this SDEA, or take or refrain from taking any action whatsoever that is inconsistent with any applicable national or international regulatory requirement.

The Parties agree to review this SDEA whenever the roles and responsibilities of the Parties change or at a minimum of every five (5) years.  In the event that a written renewal is necessary, it shall be considered complete when LMI and MAH have mutually agreed to a revised SDEA or addendum, and upon document signing by both Parties.

There can be no use of any information covered by this SDEA for any purpose not contemplated by this SDEA.

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IX.  Signatories

IN WITNESS WHEREOF, the Parties have executed this SDEA, made effective as of the Effective Date, by their duly authorized representatives as of the date last written below.

LMI		MAH

By:		By:

Print Name:	Alex Kuta	Print Name:	Ryoji Adachi

Title:	VP, Global Regulatory Affairs	Title:	General Manager

Date:		Date:

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APPENDIX I

Product(s)

CARDIOLITE® (Kit for the Preparation of Technetium Tc99m Sestamibi for Injection)

NEUROLITE® (Kit for the Preparation of Technetium Tc99m Bicisate for Injection)

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APPENDIX II

Contact Information

If MAH has access to the toll-free 800 number, reports shall be made using the following contact information:

Issue	Phone	Fax	Email
AE, SAE, ICSR, SS or PQC	800-343-7851	866-880-9343	lantheussafety@i3global.com

If MAH does not have access to the toll-free 800 number, reports shall be made using following contact information (with the appropriate country code):

Issue	Phone	Fax	Email
AE, SAE, ICSR, SS or PQC	1-978-667-9531	1-734-929-6688	lantheussafety@i3global.com

REPONSIBLE INDIVIDUALS

LMI	MAH

Medical Director, Global Pharmacovigilance	Ryoji Adachi, General Manager
Lantheus Medical Imaging, Inc.	FUJIFILM RI PHARMA, CO., LTD
331 Treble Cove Road	14-1 Kyobashi, 2-Chome
North Billerica, MA 01862 USA	Chuo-Ku
Tokyo, 104-0031, Japan

Please use the contact information for LMI
set forth above.

MAH is responsible for promptly notifying LMI in writing of changes in contact information for its responsible individual (provided, however, such changes in contact information do not require an update of the SDEA).  The PV responsible contact person of MAH shall have a back-up procedure in place in case of his/her absence.

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